UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2019

CYTRX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-15327	58-1642740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11726 San Vicente Boulevard, Suite 650

Los Angeles, California 90049

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 826-5648

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with John Y. Caloz

On January 10, 2019, we entered into a new employment agreement, effective as of January 1, 2019, with John Y. Caloz, under which we agree to continue to employ Mr. Caloz as our Chief Financial Officer through December 31, 2019. Under his employment agreement, Mr. Caloz is entitled to a base annual salary of $400,000. Mr. Caloz also is eligible to receive an annual bonus as determined by us in our sole discretion. In the event we terminate Mr. Caloz’s employment without “cause” or his employment is terminated due to his “disability” (each as defined in his employment agreement) or death, we have agreed to (i) pay Mr. Caloz or his heirs or representatives, as applicable, a lump-sum severance amount equal to six months’ base annual salary (12 months’ base annual salary if his employment is terminated without “cause” following a “change in control” (as defined in his employment agreement)) and (ii) continue the participation, at our cost, for a period of six months (or 12 months if his employment is terminated without “cause” following a “change in control”) of Mr. Caloz and his dependents in our employee benefit plans in which Mr. Caloz was participating. In the event we terminate Mr. Caloz’s employment without “cause,” all of Mr. Caloz’s vested stock options and any other vested equity awards based on our securities will remain exercisable for their full term notwithstanding the termination of his employment. In the event his employment is terminated due to his “disability” or death, all of Mr. Caloz’s unvested stock options and other equity awards based on our securities will immediately vest in full and all of his stock options and any other equity awards based on our securities will remain exercisable for their full term notwithstanding the termination of his employment.

We also agree in Mr. Caloz’s employment agreement that if we do not offer to renew or extend the employment agreement we will continue to pay Mr. Caloz’s annual salary thereunder during the period commencing on expiration of his employment and ending on June 30, 2020 or the date he is employed by another employer, whichever is earlier.

The foregoing description of material terms of the recent employment agreement with Mr. Caloz does not purport to be a complete description of the terms and provisions therein. The full text of such agreement will be filed as an exhibit to our Annual Report on Form 10-K for the year ending December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunder duly authorized.

CYTRX CORPORATION

Date: January 15, 2019	By:	/s/ JOHN Y. CALOZ
	Name:	John Y. Caloz
	Title:	Chief Financial Officer